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                                                                    EXHIBIT 99.1
                             SEQUOIA SYSTEMS, INC.

  PROXY                                                                  PROXY

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 29, 1995

   THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned, revoking all prior proxies, hereby appoint(s) Cornelius P. McMullan, Richard B. Goldman and Jeremy F. Swett, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Sequoia Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts, on Wednesday, March 29, 1994 at 9:00 a.m., local time, and at any adjournment or adjournments thereof.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, AND 7. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

1. To approve the issuance of approximately 5,273,000 shares of Common Stock, pursuant to the Merger and Stock Purchase Agreement, among Sequoia, Sequoia Acquisition Corporation, SPCO, Inc. and Keystone International, Inc. as described in the Proxy Statement/Prospectus.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. To approve an amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 shares to 35,000,000 shares.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. To elect Dean C. Campbell and John F. Smith as Class I directors of the Company as described in the Proxy Statement/Prospectus.

                  [_] FOR                       [_] Withheld

  For both nominees except as noted above. _____________________

4. To approve an amendment to the 1986 Incentive Stock Option Plan and the 1986 Supplemental Stock Option Plan to increase from 2,425,000 to 3,700,000 the number of shares of Common Stock authorized for issuance under such plans.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

5. To approve amendments to the 1993 Employee Stock Purchase Plan increasing from 250,000 to 750,000 the number of shares of Common Stock available for issuance under such plan and increasing the term of such plan by two years.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN
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6. To adopt the Company's 1995 Outside Directors' Stock Option Plan.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

7. To ratify the appointment by the Company's Board of Directors of Coopers & Lybrand, L.L.P. as the Company's independent Accountants.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

Please sign exactly as name appears       Signature: __________________________
hereon. When shares are held by           Date ________________
joint owners, both should sign. When
signing as attorney, executor, ad-
ministrator, trustee or guardian,
please give the full title as such.
If a corporation, please sign in
full corporate name by President or
other authorized officer. If a part-
nership, please sign in partnership
name by authorized person.

                                          Signature: __________________________
                                          Date ________________